UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, H. James Serrone, Chief Financial Officer and Vice President of Finance, resigned as a member of the Board of Directors effective immediately.  Mr. Serrone’s resignation followed the unanimous approval of a resolution that adopted a majority independence standard for members of the Board.

Item 5.07                                          Submission of Matters to a Vote of Security Holders.

On September 20, 2010, Torotel, Inc. (the “Company”) held its annual meeting of shareholders at its principal executive offices at 620 N. Lindenwood Drive Olathe, Kansas 66062.

Anthony H. Lewis and Stephen K. Swinson were elected to the Board of Directors for three-year terms expiring at the 2013 annual meeting of shareholders. The final voting results on this matter were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony H. Lewis	2,998,442	12,297	0
Stephen K. Swinson	2,998,442	12,297	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

	By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: September 22, 2010